Exhibit 99.1

Ascential Software Reports Fourth Quarter Total Revenue of $78.2 Million and License Revenue
of $33.5 Million; 2004 Total Revenue Climbs 46 Percent Over 2003
to $271.9 Million

WESTBORO, Mass., February 3, 2005 — Ascential Software Corporation (Nasdaq: ASCL), the enterprise data integration leader, today announced results for the fourth quarter and year ended December 31, 2004.

On a GAAP basis, fourth quarter 2004 revenue rose 21 percent to $78.2 million from $64.5 million in the fourth quarter of 2003, and up 16 percent from the third quarter of 2004. License revenue increased 12 percent to $33.5 million in the fourth quarter of 2004, up from $30.0 million of license revenue reported in the fourth quarter of last year, and up 23 percent from $27.2 million the third quarter of 2004. Net income, which included a tax benefit of $2.4 million, was $9.0 million, or $0.15 per share (including the tax benefit of $0.04 per share), diluted, for the fourth quarter of 2004, compared with net income of $17.3 million (including a tax benefit of $16.5 million), or $0.28 per share (including the tax benefit of $0.27 per share), diluted, in the fourth quarter of 2003, and net income of $2.3 million, or $0.04 per share, diluted, in the third quarter of 2004.

On a pro forma basis, as described below, net income increased 48 percent year-over-year to $8.3 million, or $0.14 per share, diluted, in the fourth quarter of 2004, compared with pro forma net income of $5.6 million, or $0.09 per share, diluted, in the fourth quarter of 2003, and up 89% from $4.4 million, or $0.07 per share, diluted, in the third quarter of 2004.

For the year ended December 31, 2004, on a GAAP basis, total revenue increased 46 percent to $271.9 million, including $110.2 million in license revenue, compared with total revenue of $185.6 million, including $92.6 million in license revenue, in the prior year. Net income for 2004, which included a tax benefit of $2.4 million, was $15.0 million, or $0.25 per share (including the tax benefit of $0.04 per share), diluted, compared with net income of $15.8 million (including the tax benefit of $16.5 million), or $0.26 per share (including the tax benefit of $0.28 per share), diluted, in the prior year.

On a pro forma basis, 2004 net income increased 49 percent to $20.2 million, or $0.33 per share, diluted, compared with pro forma net income of $13.6 million, or $0.23 per share, diluted, in the prior year.

At December 31, 2004, the company had $480.7 million in cash, cash equivalents and short-term investments, an increase of $9.2 million from September 30, 2004.

“We are very pleased with our fourth quarter results and the significant achievements we have made in 2004,” commented Peter Gyenes, Ascential Software chairman and chief executive officer. “Our results cap a year exemplified by strong revenue growth of 46 percent year-over-year, much increased operating profitability, and the delivery of innovative new products and services unmatched in the market. Over the past twelve months we increased investment in critical operational areas to capture a greater share of the growing data integration market, expand the use of our products, sustain momentum, and extend our competitive advantage. Our superior performance reflects the strategic importance of enterprise data integration and an increasing market preference for our solution over our competitors’ because we have the only complete end-to-end platform solution for enterprise data integration available in the marketplace. We are leveraging this growth into greater profitability, and plan to continue to do so throughout 2005 and beyond.”

Highlights:

•	Signed 79 new customers and expanded our presence with 170 existing customers, including: 7-Eleven, Acxiom, AGFirst Farm Credit Bank, Amazon.com, American International Group, Blue Cross/Blue Shield of Massachusetts, Blue Cross/Blue Shield of Tennessee, BNP Paribas, Boeing, Cazenove, Chevron Texaco, Children’s Hospitals and Clinics, CIT Group, Cross Country Healthcare, DHL, Equifax, Hitachi America, Imperial Tobacco, Lawson Software, Lloyds TSB Registrars, Mary Kay, MCI, Metropolitan Health Plan, MTS Allstream, Nokia, Paramount Pictures, Pfizer, Port of Rotterdam, Pulte Homes, Quest Diagnostics, The Scripps Research Institute, Siemens, Sony Pictures, Stanley Works, Starbucks, Viacom International, Wachovia, Wellington Management, Winn-Dixie, Workcover Authority of New South Wales, Yellow Pages Group and Zions Management Services.

•	Set record attendance at Ascential World 2004, the global enterprise data integration conference, more than doubling the number of customer and partner attendees from the prior year. The company introduced numerous enhancements to the Ascential Enterprise Integration Suite™, and provided a preview of new functionality that will be part of product releases scheduled for later in 2005, to an audience of more than 700 customers, partners, analysts, media, and industry experts. As part of this three day event, thirty customers presented case studies highlighting the wide-ranging data integration successes they achieved using the Ascential Enterprise Integration Suite. These customers included 7-Eleven, ABN Amro, Acxiom, Blue Cross/Blue Shield of Tennessee, DHL, Eli Lilly & Company, General Motors, International Truck & Engine, Mandalay Resort Group, MGM Mirage, Owens Corning and Skyworks Solutions. In addition, twenty-seven partners exhibited their complementary capabilities to this universe of Ascential Software customers.

•	Strengthened and expanded our strategic alliance with IBM, as highlighted by milestones including the following:

•	Continued to increase business with IBM, including project deployments at Amadeus Global Travel Distribution, National Bank of Canada, the Philadelphia School District, the State of New Jersey, Wachovia and the Workcover Authority of New South Wales.

•	Introduced Janet Perna, general manager of IBM Information Management Software, to present the keynote address at Ascential World 2004. Ms. Perna described how companies can tap the power of integrated information to achieve faster insight and improved business processes through IBM and Ascential Software solutions.

•	Continued to expand IBM Business Consulting (BCS) relationship, with significant momentum in five industry sectors: Communications, Distribution, Financial Services, Industrial and the Public Sector. This momentum is measured by growth in active accounts in the companies’ joint pipeline, joint sales and solutions delivery to mutual clients, key senior management and operational leadership relationships established in BCS practices, and the education and training of BCS personnel. Recent wins with BCS include Wachovia, China Construction Bank and the National Bank of Canada.

•	Establishment of an Ascential Center of Competency in the IBM Application Innovation Services (AIS) group, which serves as a central technology solutions resource to the IBM BCS vertical industry practices. The AIS national enterprise application integration practice is expanding its range of services to include a comprehensive set of data integration and business integration services. This important initiative was announced at the Ascential Sales Kickoff in January by Marty Marut, BCS partner and the North American practice leader for the AIS Business Integration practice.

•	Expanded research and development resources through the acquisition of iNuCom, a software development company in Hyderabad, India. We are expanding our product development resources in this location, as well as adding professional services capabilities to further support our growing customer base in the Asia/Pacific region. This addition to Ascential Software’s development and services resources broadens Ascential Software’s global engineering presence to all major international regions and bolsters the company’s access to technical talent wherever and whenever it is needed.

•	Continued to see further expansion of business in the large and emerging market in China. The Ascential Software installed base in China now exceeds 100 customers, including six of the country’s 10 major banks, and all of the country’s four telecommunications companies. Chinese customers include Bank of China, Bank of Communications, China Construction Bank, China Ever Bright Bank, China Min Seng Bank, China Mobile, China Netcom, China Telecom, China Unicom, Tom Group, Shanghai General Motors and Shanghai PuDong Development Bank.

•	Expanded reseller and OEM alliances:

•	Cognos announced it is extending its open data strategy for enterprise reporting to support business intelligence standardization by integrating Ascential MetaBroker® with Cognos ReportNet™, to help customers derive maximum value from their corporate data and drive corporate performance management.

•	Entered into a worldwide reseller agreement with Ariba, a leading provider of spend management solutions, whereby Ariba will resell Ascential DataStage™ and Ascential Packaged Application Connectivity Kits (PACKs) for SAP with Ariba Analysis, a component of Ariba’s Spend Management solutions.

•	Entered into a multi-year OEM agreement with the Health Solutions Division of McKesson Corporation, to embed Ascential products into McKesson’s

CareEnhance™ solutions, which help healthcare organizations to enhance quality of care while managing costs.

•	Announced a strategic alliance with SMC Computers SRL, a leading Italian software company specializing in enterprise resource planning (ERP) solutions, whereby Ascential Software data integration solutions will be embedded in PRACTOR® X-Enterprise, SMC’s extended ERP system.

•	Announced a strategic alliance with TXT e-solutions, the European leader in software solutions for extended supply chain management, whereby Ascential Software’s solution for analytical, operational, and transactional data transformation can be embedded within the TXT SC&CM (supply chain and customer management) suite. The agreement also provides for migration to additional data integration solutions from Ascential Software, including products for data profiling, data quality, meta data management, and parallel execution.

•	Announced a reseller agreement with Merlin Technical Solutions, Inc., a solutions provider serving federal agencies and state and local governments, whereby Merlin will provide professional services on data integration solutions for its public sector clients using the Ascential Enterprise Integration Suite. This agreement will empower Merlin’s public sector customers to successfully tackle the most significant data integration challenges.

Outlook and Guidance

For the full year 2005, the company currently anticipates total revenue in the range of $300 million to $315 million, an increase of approximately 10% to 15% with license revenue growth accelerating to a range of 15% to 20% above 2004 results. For the first quarter of 2005, taking into account normal first quarter seasonality, revenue is anticipated to be in the range of $72 million to $74 million, compared with $61.4 million in the first quarter of 2004. License revenue is anticipated to be in the range of $29 million to $30 million, compared with $24.6 million in the first quarter of 2004.

Total costs and expenses in the first quarter of 2005 are anticipated to be about $1.0 million to $2.0 million below fourth quarter 2004 costs and expenses, barring unforeseen circumstances. Total costs and expenses are expected to increase gradually from anticipated first quarter 2005 levels, to about $3 million higher by the fourth quarter of 2005. Interest income is expected to be approximately $2.5 million per quarter, and the anticipated tax rate for 2005 is 33%.

“We enter 2005 with confidence in our business and in our prospects for revenue growth and margin expansion,” said Pete Fiore, president of Ascential Software. “Market demand remains strong because organizations are investing in data integration software to achieve strategic business initiatives. We are capitalizing on these market opportunities with the industry’s most complete data integration solution – the Ascential Enterprise Integration Suite, an expanded, experienced, and more productive sales force led by stable and proven field management and an outstanding partner network that reinforces our market visibility and enhances our ability to execute and drive customer commitments. We anticipate increased operating leverage driven by revenue growth based on our investments, an improving revenue mix with greater software license contribution and the differentiation of our product suite further strengthened by new product cycles at the end of 2004 and continuing in 2005. This momentum should position us to enter into our target range of 17-25% operating margins during the course of 2006.”

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; in process research and development; amortization of stock-based compensation; non-recurring acquisition-related transition expenses, net of any associated credits; a litigation settlement; non-recurring tax benefits; and revenue, expenses and other items related to divested business operations. An assumed tax rate of 24% for the fourth quarter of 2004 and 30% for the fourth quarter of 2003 has been used in calculating the tax provisions related to pro forma results, which excludes non-recurring tax benefits included in the GAAP tax provisions.

Conference Call

Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential Software web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (866) 369-3645 beginning about two hours after the call ends.

About Ascential Software

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Enterprise Integration Suite to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (508-366-3888 if calling from outside the U.S. or Canada) or visit the Ascential Software website at www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of Ascential Software’s products and technology; results achievable and benefits attainable through deployment of Ascential Software’s products and provision of services; product and service innovation; investment increases and the impact thereof; market share growth; market growth; market demand; sales force productivity; operating leverage; improvements in revenue mix; new product cycles; increased profitability; impact of strategic alliances; customer base expansion; reseller and OEM alliance expansion; and projected financial measures including anticipated revenue, license revenue, costs and expenses, interest income, tax rate, and changes therein. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; compliance costs associated with regulations to which the company is subject, including the Sarbanes-Oxley Act of 2002, and the impact of such regulations; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. For a detailed discussion of these and other cautionary statements, please refer to the filings made by Ascential Software with the Securities and Exchange Commission, including, without limitation, the most recent Quarterly Report on Form 10-Q. Ascential Software disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Ascential Software’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein.

© 2005 Ascential Software Corporation. All rights reserved. Ascential, Ascential DataStage, and Ascential Enterprise Integration Suite are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt	David Roy
Ascential Software Corporation	Ascential Software Corporation
(508) 599-7256	(508) 599-7290
chas.kielt@ascential.com	david.roy@ascential.com

Kristina LeBlanc	Gordon McCoun/Julie Prozeller
Porter Novelli	Financial Dynamics
(617) 897-8200	(212) 850-5600
kristina.leblanc@porternovelli.com	gmccoun@fd-us.com
jprozeller@fd-us.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended December 31,
	2004			2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUE
Licenses	$33,494	$—	$33,494	$30,011	$—	$30,011
Services	44,669	—	44,669	34,461	—	34,461

	78,163	—	78,163	64,472	—	64,472

COSTS AND EXPENSES
Cost of licenses	4,114	(1,347)	2,767	4,463	(1,463)	3,000
Cost of services	20,075	(470)	19,605	13,644	(1,055)	12,589
Sales and marketing	30,143	(54)	30,089	26,875	(587)	26,288
Research and development	9,912	(51)	9,861	9,801	(376)	9,425
General and administrative	9,130	(1,124)	8,006	10,995	(3,937)	7,058
Merger, realignment and other charges	(184)	184	—	1,771	(1,771)	—
In-process research and development	—	—	—	—	—	—

	73,190	(2,862)	70,328	67,549	(9,189)	58,360

Operating income (loss)	4,973	2,862	7,835	(3,077)	9,189	6,112
OTHER INCOME (EXPENSE)
Interest income, net	2,836	—	2,836	2,076	—	2,076
Other, net	913	(638)	275	1,850	(1,989)	(139)

INCOME BEFORE INCOME TAXES	8,722	2,224	10,946	849	7,200	8,049
Income tax expense (benefit)	(302)	2,929	2,627	(16,494)	18,909	2,415

NET INCOME	$9,024	$(705)	$8,319	$17,343	$(11,709)	$5,634

NET INCOME PER SHARE
Basic	$0.15		$0.14	$0.29		$0.09

Diluted	$0.15		$0.14	$0.28		$0.09

SHARES USED IN PER SHARE CALCULATIONS
Basic	58,759		58,759	59,541		59,541

Diluted	59,561		59,561	62,115		62,115

     (1) The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003
Net income, GAAP	$9,024	$17,343
Mercator transition activity	30	3,587
Database transaction and transition costs	788	200
Amortization of acquired intangibles	1,758	2,273
Stock based compensation charges	199	211
Merger, realignment and other charges, excluding database	87	929
Foreign exchange gains on liquidation of subsidiaries	(638)	—
Income tax benefit (2) (3)	(2,929)	(18,909)

Pro forma adjusted net income	$8,319	$5,634

     (2) The income tax benefit included in pro forma adjustments in the three months ended December 31, 2004 includes a $2.4 million non-recurring benefit ($0.04 per share based on diluted shares of 59,561).

     (3) The income tax benefit included in pro forma adjustments in the three months ended December 31, 2003 includes a $16.5 million non-recurring benefit ($0.27 per share based on diluted shares of 62,115).

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31, 2004			Year Ended December 31, 2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUE
Licenses	$110,241	$—	$110,241	$92,550	$—	$92,550
Services	161,638	—	161,638	93,036	(176)	92,860

	271,879	—	271,879	185,586	(176)	185,410

COSTS AND EXPENSES
Cost of licenses	16,833	(5,735)	11,098	15,291	(4,899)	10,392
Cost of services	70,098	(2,097)	68,001	40,050	(1,765)	38,285
Sales and marketing	110,646	(305)	110,341	79,950	(1,416)	78,534
Research and development	39,259	(227)	39,032	27,515	(725)	26,790
General and administrative	28,168	(1,646)	26,522	30,838	(7,384)	23,454
Merger, realignment and other charges	823	(823)	—	3,857	(3,857)	—
In-process research and development	—	—	—	2,000	(2,000)	—

	265,827	(10,833)	254,994	199,501	(22,046)	177,455

Operating income (loss)	6,052	10,833	16,885	(13,915)	21,870	7,955
OTHER INCOME
Interest income	8,955	—	8,955	10,922	—	10,922
Other, net	1,514	(638)	876	2,502	(1,989)	513

INCOME (LOSS) BEFORE INCOME TAXES	16,521	10,195	26,716	(491)	19,881	19,390
Income tax expense (benefit)	1,570	4,902	6,472	(16,296)	22,115	5,819

NET INCOME	$14,951	$5,293	$20,244	$15,805	$(2,234)	$13,571

NET INCOME PER SHARE
Basic	$0.25		$0.34	$0.27		$0.23

Diluted	$0.25		$0.33	$0.26		$0.23

SHARES USED IN PER SHARE CALCULATIONS
Basic	59,208		59,208	58,409		58,409

Diluted	60,633		60,633	59,703		59,703

     (1) The following table summarizes the adjustments for the respective periods presented:

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003
Net income, GAAP	$14,951	$15,805
Mercator transition activity	628	4,956
In-process research and development	—	2,000
Database transaction and transition costs	860	3,111
Amortization of acquired intangibles	8,413	6,446
Stock based compensation charges	845	211
Litigation settlement costs	—	1,125
Merger, realignment and other charges, excluding database	87	1,983
Foreign exchange gains on liquidation of subsidiaries	(638)	—
Content management (net)	—	49
Income tax benefit (2)(3)	(4,902)	(22,115)

Pro forma adjusted net income	$20,244	$13,571

     (2) The income tax benefit included in pro forma adjustments in the twelve months ended December 31, 2004 includes a $2.4 million non-recurring benefit ($0.04 per share based on diluted shares of 60,633).

     (3) The income tax benefit included in pro forma adjustments in the twelve months ended December 31, 2003 includes a $16.5 million non-recurring benefit ($0.28 per share based on diluted shares of 59,703).

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,			Three Months Ended September 30,
	2004			2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUE
Licenses	$27,159	$—	$27,159	$22,353	$—	$22,353
Services	40,434	—	40,434	23,536	—	23,536

	67,593	—	67,593	45,889	—	45,889

COSTS AND EXPENSES
Cost of licenses	4,745	(1,463)	3,282	3,874	(1,210)	2,664
Cost of services	17,616	(505)	17,111	10,331	(213)	10,118
Sales and marketing	27,765	(57)	27,708	19,531	(829)	18,702
Research and development	9,805	(54)	9,751	6,834	(349)	6,485
General and administrative	7,195	(137)	7,058	6,472	(539)	5,933
Merger, realignment and other charges	151	(151)	—	1,654	(1,654)	—
In-process research and development	—	—	—	2,000	(2,000)	—

	67,277	(2,367)	64,910	50,696	(6,794)	43,902

Operating income (loss)	316	2,367	2,683	(4,807)	6,794	1,987
OTHER INCOME
Interest income, net	2,152	—	2,152	2,661	—	2,661
Other income, net	182	—	182	576	—	576

INCOME (LOSS) BEFORE INCOME TAXES	2,650	2,367	5,017	(1,570)	6,794	5,224
Income tax expense	327	292	619	129	1,439	1,568

NET INCOME (LOSS)	$2,323	$2,075	$4,398	$(1,699)	$5,355	$3,656

NET INCOME (LOSS) PER SHARE Basic	$0.04		$0.08	$(0.03)		$0.06

Diluted	$0.04		$0.07	$(0.03)		$0.06

SHARES USED IN PER SHARE CALCULATIONS
Basic	58,632		58,632	58,195		58,195

Diluted	59,207		59,207	58,195		59,946

     (1) The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2003
Net income, GAAP	$2,323	$(1,699)
Mercator transition activity	30	1,369
In-process research and development	—	2,000
Database transaction and transition costs / (benefit)	(32)	816
Amortization of acquired intangibles	2,155	1,555
Stock based compensation charges	214	—
Merger, realignment and other charges, excluding database	—	1,054
Income tax benefit	(292)	(1,439)

Pro forma adjusted net income	$4,398	$3,656

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$184,155	$202,568
Short-term investments	296,551	313,681
Accounts receivable, net	56,607	42,034
Other current assets	20,409	23,311

Total current assets	557,722	581,594
Property and equipment, net	10,009	11,186
Software development costs, net	16,542	14,794
Long-term investments	3,314	2,301
Goodwill and intangible assets, net	336,910	344,190
Other assets	10,576	12,014

Total Assets	$935,073	$966,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,715	$16,878
Accrued expenses	22,474	14,433
Accrued employee compensation	21,322	24,207
Income taxes payable	48,405	62,327
Accrued merger, realignment and other charges	32,856	46,705
Deferred revenue	45,295	41,106
Other current liabilities	2,224	1,800

Total current liabilities	183,291	207,456
Other long term liabilities	709	937

Total Liabilities	184,000	208,393
Total Stockholders’ Equity	751,073	757,686

Total Liabilities and Stockholders’ Equity	$935,073	$966,079